Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 11, 2004 accompanying i) the consolidated financial statements of Energy Transfer Partners, L.P. as of August 31, 2004 and for the year then ended; ii) the consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2003 and for the period ended January 19, 2004 and for the each of the two years in the period ended August 31, 2003; iii) the consolidated balance sheet of U.S. Propane, L.P. as of August 31, 2004; and iv) the consolidated balance sheet of U.S. Propane, L.L.C. as of August 31, 2004, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K for the year ended August 31, 2004, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts”.

Tulsa, Oklahoma
November 23, 2004

/S/ Grant Thornton LLP